UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 30, 2014 (May 28, 2014)
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Springleaf Holdings, Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-36129	27-3379612
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on May 30, 2014 (the “Original Filing”), in which Springleaf Holdings, Inc. (the “Company”) reported voting results for its 2014 annual meeting of stockholders held on May 28, 2014 (the “2014 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of the Company’s named executive officers (the “Say-On-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-On-Pay Votes. Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2014 Annual Meeting, the option regarding the frequency of future Say-On-Pay Votes that received the highest number of votes from the Company’s stockholders was once every three years, as recommended by the Company’s Board of Directors. In light of these results, the Company has determined to hold its Say-On-Pay Votes once every three years, until the next required non-binding stockholder advisory vote on the frequency of future Say-On-Pay Votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)

Date:	March 16, 2015	By:	/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer